Exhibit 23.2

Consent of Independent Auditor

We consent to the inclusion in this Registration Statement on Form S-4 of Old Second Bancorp, Inc. filed herewith our report dated April 15, 2025, relating to the consolidated financial statements of Bancorp Financial, Inc. and Subsidiary, appearing in this Registration Statement on Form S-4.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

April 23, 2025

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